Exhibit 99.2
StoneX Group Inc. Announces Private Offering of $625.0 Million of Senior Secured Notes due 2032
June 23, 2025
NEW YORK, June 23, 2025 (GLOBE NEWSWIRE) -- StoneX Group Inc. (the “Company” or “StoneX”; NASDAQ: SNEX), today announced an offering, subject to market conditions and other factors, $625.0 million in aggregate principal amount of Senior Secured Notes due 2032 (the “Notes”) to be issued by its wholly-owned subsidiary, StoneX Escrow Issuer LLC. The Notes and the related Note guarantees will be offered in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain persons outside the United States pursuant to Regulation S under the Securities Act.
StoneX Escrow Issuer LLC, which was created solely to issue the Notes in connection with the Merger (as defined below), will deposit the gross proceeds of the offering into a segregated escrow account (the “Escrowed Proceeds”) until the date that certain escrow release conditions are satisfied. Upon the closing of the Company’s proposed acquisition (the “Merger”) of R.J. O’Brien (“RJO”), StoneX Escrow Issuer LLC will merge with and into the Company, and the Escrowed Proceeds will be released. The Company will thereupon assume the obligations under the Notes. Upon the closing of the Merger and release of the Escrowed Proceeds, the Company intends to use the proceeds from the offering together with cash on hand to pay the purchase price and related fees, costs, premiums and expenses in connection with Merger.
Until the completion of the Merger, the Notes will not be guaranteed and will be secured only by a senior secured first priority lien on the Escrowed Proceeds. Upon the closing of the Merger, the Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior secured second lien basis by each of the Company's existing and future subsidiaries that guarantees indebtedness under the Company's senior secured revolving credit facility and certain other senior indebtedness. The guarantees are subject to release under specified circumstances. Upon the closing of the Merger, the Notes and the related guarantees will be secured on a second priority basis by liens on substantially all of the Company's and the guarantors' property and assets, subject to certain exceptions and permitted liens. The liens on the Company's and the guarantors' assets that secure the Notes and the related guarantees will be contractually subordinated to the liens on the Company's and the guarantors' assets that secure the Company's and the guarantors' existing and future first lien obligations, including indebtedness under the Company's senior secured revolving credit facility, as a result of an intercreditor agreement among the collateral agent for the Notes, the agent for the Company's senior secured revolving credit facility and the collateral agent for the Company’s existing senior secured notes due 2031. The Notes are expected to pay interest semi-annually, in arrears. This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes, the related guarantees or any other security, nor shall there be any offer, solicitation or sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. Any offers of the Notes and the related guarantees will be made only by means of a private offering memorandum. The Company gives no assurance that the proposed offering can be completed on any terms or at all.
The offer and sale of the Notes and related guarantees have not been, and will not be, registered under the Securities Act, or the securities laws of any other jurisdiction, and the Notes and related guarantees may not be offered or sold in the United States absent registration or applicable exemptions from registration requirements.
Cautionary Note Regarding Forward-Looking Statements
Statements in this release that are not historical facts are “forward-looking” statements and “safe harbor statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including those described in StoneX’s public filings with the Securities and Exchange Commission. Forward-looking statements are based on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, statements about the benefits of the proposed acquisition of RJO, including expected synergies and future financial and operating results, the plans, objectives, expectations and intentions of StoneX after the acquisition, the expected timing to close the acquisition, closing of the offering and expected use of proceeds. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Therefore, we caution you against relying on any of these forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include the risks related to the proposed acquisition and the integration of RJO as well as the risks and other factors described in StoneX’s periodic reports filed with the Securities and Exchange Commission. In providing forward-looking statements, StoneX is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If StoneX updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.
About StoneX Group Inc.
StoneX Group Inc., through its subsidiaries, operates a global financial services network that connects companies, organizations, traders and investors to the global market ecosystem through a unique blend of digital platforms, end-to-end clearing and execution services, high touch service and deep expertise. The Company strives to be the one trusted partner to its clients, providing its network, product and services to allow them to pursue trading opportunities, manage their market risks, make investments and improve their business performance. A Fortune-100 company headquartered in New York City and listed on the Nasdaq Global Select Market (NASDAQ: SNEX), StoneX Group Inc. and its more than 4,700 employees serve more than 54,000 commercial, institutional, and global payments clients, and more than 400,000 self-directed/retail accounts, from more than 80 offices spread across six continents.
StoneX Group Inc.
Investor inquiries:
Kevin Murphy
(212) 403 – 7296
kevin.murphy@stonex.com

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